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                                                                     EXHIBIT 2.5


                           EMPLOYEE BENEFITS AGREEMENT

         This EMPLOYEE BENEFITS AGREEMENT (this "Agreement") is made as of December 11, 2000, by and between SYBRON INTERNATIONAL CORPORATION, a Wisconsin corporation with offices at 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 ("Sybron"), and SYBRON DENTAL SPECIALTIES, INC. (FORMERLY KNOWN AS "SDS HOLDING CO."), a Delaware corporation with offices at 1717 West Collins Avenue, Orange, California 92867 ("SDS"). Capitalized terms used herein, and not otherwise defined, shall have the respective meanings assigned to them in
Article I hereof.

                                    RECITALS

         WHEREAS, pursuant to the Contribution Agreement, Plan and Agreement of Reorganization and Distribution between the parties dated as of November 28, 2000 (the "Contribution Agreement") and pursuant to certain other agreements of even date herewith, Sybron is transferring, or will transfer, to SDS, all of the Dental Assets (as defined in the General Assignment, Assumption and Agreement Regarding Litigation, Claims, and Other Liabilities executed by the parties of even date herewith); and

         WHEREAS, the parties hereto intend that this Agreement shall govern the rights and obligations of Sybron and the Laboratory Business Subsidiaries (as defined in the Contribution Agreement) and SDS and the Dental Business Subsidiaries with respect to employee benefits in connection with the transactions effected by the Contribution Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Agreement, the Contribution Agreement and the other Contribution Documents (as defined in the Contribution Agreement), the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Whenever used in this Agreement, the following capitalized terms shall have the respective meanings assigned to them below:

         1.1. "Active Dental Business Employees" means those employees who are actively working for SDS or the Dental Business Subsidiaries immediately prior to the Effective Date (as defined in the Contribution Agreement) and those employees who are not actively working for such companies immediately prior to the Effective Date solely by reason of vacation, sick leave, family or medical leave, military leave, short-term disability leave, long-term disability leave, leave compensated by workers' compensation or other leave of absence or layoff or strike, but excluding persons for whom the employment relationship with SDS and the Dental Business Subsidiaries was terminated prior to the Effective Date, whether by retirement, discharge, voluntary termination or death.



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         1.2. "Affiliate" means (a) with respect to Sybron (i) any corporation
(other than Sybron) which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) with Sybron, (ii) any trade or business (other than Sybron), whether or not incorporated, which is under common control (as defined in section 414(c) of the Code) with Sybron, (iii) any trade or business (other than Sybron) which is a member of an affiliated service group (as defined in section 414(m) of the Code) of which Sybron is also a member, and
(iv) any other entity which is required to be aggregated with Sybron under section 414(o) of the Code; and (b) with respect to SDS (i) any corporation (other than SDS) which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) with SDS, (ii) any trade or business (other than SDS), whether or not incorporated, which is under common control (as defined in section 414(c) of the Code) with SDS, (iii) any trade or business (other than SDS) which is a member of an affiliated service group of which SDS is also a member, and (iv) any other entity which is required to be aggregated with SDS under section 414(o) of the Code; provided, however, that the term "Affiliate" shall not mean, with respect to Sybron or SDS, respectively, any corporation, unincorporated trade or business, or any other entity prior to the date such corporation, unincorporated trade or business, or other entity satisfies the affiliation or control tests of (a) or (b) above, or any corporation, unincorporated trade or business, or any other entity after the date on which such corporation, trade or business, or other entity ceases to satisfy such control or affiliation tests. For purposes of this Agreement, Sybron and its Affiliates shall not be considered Affiliates of SDS and its Affiliates, and SDS and its Affiliates shall not be considered Affiliates of Sybron and its Affiliates, as of the Effective Date.

         1.3. "Agreement" means this Employee Benefits Agreement and all amendments made hereto from time to time.

         1.4. "COBRA" means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in section 4980B of the Code and sections 601 through 608 of ERISA.

         1.5. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         1.6. "Dental Business Employees" means, collectively, Active Dental Business Employees and Former Dental Business Employees.

         1.7. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         1.8. "Former Dental Business Employees" means those former employees of SDS or the Dental Business Subsidiaries for whom the employment relationship with SDS and the Dental Business Subsidiaries was terminated prior to the Effective Date, whether by retirement, discharge, voluntary termination or death.

         1.9. "Laboratory Business Employees" means any employee or former employee of Sybron or the Laboratory Business Subsidiaries.

         1.10. "Participating Employer" means: (a) Sybron, (b) any Person (other than an individual) that Sybron has approved for participation in, has accepted participation in, and



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which is participating in, any Sybron Benefit Plan; or (c) any Person (other than an individual) which, by the terms of any Sybron Benefit Plan, participates in such Sybron Benefit Plan or whose employees, by the terms of such Plan, participate in or are covered by such Sybron Benefit Plan.

         1.11. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency, political subdivision, or instrumentality thereof.

         1.12. "Plan" means any written or oral plan, policy, program, payroll practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing benefits to employees, former employees or directors of any member of the Sybron Group or the SDS Group.

         1.13. "QDRO" means a domestic relations order which qualifies under section 414(p) of the Code and section 206(d) of ERISA and which creates or recognizes an alternate payee's right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under any Sybron Pension Plan or SDS Pension Plan.

         1.14. "SDS Accident and Sickness Plan" means the Sybron Dental Specialties, Inc. Accident and Sickness Plan, an SDS Welfare Plan which SDS or the Dental Business Subsidiaries shall establish, on or after the Effective Date, pursuant to Section 8.1(a), for the benefit of eligible Dental Business Employees, and which is listed on Schedule 2.

         1.15. "SDS Accidental Death & Dismemberment Plan" means the Sybron Dental Specialties, Inc. Accidental Death & Dismemberment Plan, an SDS Welfare Benefit Plan which SDS or the Dental Business Subsidiaries shall establish, on or after the Effective Date, pursuant to Section 8.1(a), for the benefit of eligible Dental Business Employees, and which is listed on Schedule 2.

         1.16. "SDS Benefit Plans" means, collectively, all SDS Pension Plans and SDS Welfare Plans which SDS or the Dental Business Subsidiaries shall establish or continue to maintain, on or after the Effective Date, pursuant to this Agreement, for the benefit of eligible Dental Business Employees or their dependents and beneficiaries, and which are listed on Schedule 2.

         1.17. "SDS Cafeteria Plan" means the Sybron Dental Specialties, Inc. Cafeteria Plan, an SDS Welfare Plan which SDS or the Dental Business Subsidiaries shall establish, on or after the Effective Date, pursuant to
Section 8.1(a), for the benefit of eligible Dental Business Employees, and which is listed on Schedule 2.

         1.18. "SDS Dental Health Care Plan" means the Sybron Dental Specialties, Inc. Plan for Dental Health Care, an SDS Welfare Plan which SDS or the Dental Business Subsidiaries shall establish, on or after the Effective Date, pursuant to Section 8.1(a), for the benefit of eligible Dental Business Employees, and which is listed on Schedule 2.

         1.19. "SDS Dental Plan for Kerr Union" means the Midwestern Dental Plan for Kerr Union which, prior to the Effective Date, was a Sybron Welfare Plan which the Dental Business


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Subsidiaries maintained as the Sybron Dental Plan for Kerr Union solely for the benefit of eligible Dental Business Employees and which SDS or the Dental Business Subsidiaries shall continue to maintain, as an SDS Welfare Plan, on or after the Effective Date, pursuant to Section 8.2, for the benefit of eligible Dental Business Employees, and which is listed on Schedule 2.

         1.20. "SDS Employee Assistance Plan" means the Employee Assistance Plan which, prior to the Effective Date, was a Sybron Welfare Plan which the Dental Business Subsidiaries maintained solely for the benefit of eligible Dental Business Employees and which SDS or the Dental Business Subsidiaries shall continue to maintain, as an SDS Welfare Plan, on or after the Effective Date, pursuant to Section 8.2, for the benefit of eligible Dental Business Employees, and which is listed on Schedule 2.

         1.21. "SDS Group" means SDS and each Affiliate of SDS, but not including Sybron and each Affiliate of Sybron.

         1.22. "SDS Group Life Insurance Plan" means the Sybron Dental Specialties, Inc. Group Life Insurance Plan, an SDS Welfare Plan which SDS or the Dental Business Subsidiaries shall establish, on or after the Effective Date, pursuant to Section 8.1(a), for the benefit of eligible Dental Business Employees, and which is listed on Schedule 2.

         1.23. "SDS Kerr UAW Union Retirement Plan" means the Retirement Plan of Kerr Corporation for its Employees Represented for Collective Bargaining by International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW) and Its West Side Local 174, UAW which, prior to the Effective Date, was a Sybron Pension Plan which the Dental Business Subsidiaries maintained solely for the benefit of eligible Dental Business Employees and which SDS or the Dental Business Subsidiaries shall continue to maintain, as an SDS Pension Plan, on or after the Effective Date, pursuant to Section 5.2(a), for the benefit of eligible Dental Business Employees, and which is listed on
Schedule 2.

         1.24. "SDS Long Term Disability Plan" means the Sybron Dental Specialties, Inc. Long Term Disability Plan, an SDS Welfare Plan which SDS or the Dental Business Subsidiaries shall establish, on or after the Effective Date, pursuant to Section 8.1(a), for the benefit of eligible Dental Business Employees, and which is listed on Schedule 2.

         1.25. "SDS Medical Plans" means, collectively, the BlueCross of California Medical Plans (Active Employees), the BlueCross of California Retiree Medical Plans, the CHIP Medical Plan for Metrex, the HAP Medical Plan for Kerr Union Active and Retired, the MEDICA Medical Plan for Pinnacle, the BlueCare Network HMO Medical Plan for Kerr Union, the Express Script Prescription Plan for Retirees, and the Vision Service Plan which, prior to the Effective Date, were Sybron Welfare Plans which the Dental Business Subsidiaries maintained solely for the benefit of eligible Dental Business Employees and which SDS or the Dental Business Subsidiaries shall continue to maintain, as SDS Medical Plans, on or after the Effective Date, pursuant to Section 8.2, for the benefit of eligible Dental Business Employees, and which are listed on Schedule 2.

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         1.26. "SDS Pension Plan" means any employee pension benefit Plan, as defined in section 3(2) of ERISA (or in any corresponding provisions of applicable foreign law), which SDS or the Dental Business Subsidiaries shall establish or continue to maintain, on or after the Effective Date, pursuant to this Agreement, for the benefit of eligible Dental Business Employees or their dependents or beneficiaries, and which is listed on Schedule 2.

         1.27. "SDS Pension Plan for Sybron Canada" means the Pension Plan for Employees of Sybron Canada Limited which, prior to the Effective Date, was a Sybron Pension Plan which the Dental Business Subsidiaries maintained solely for the benefit of eligible Dental Business Employees and which SDS or the Dental Business Subsidiaries shall continue to maintain, as an SDS Pension Plan, on or after the Effective Date, pursuant to Section 7.1, for the benefit of eligible Dental Business Employees, and which is listed on Schedule 2.

         1.28. "SDS Retirement Security Plan" means the Sybron Dental Specialties, Inc. Retirement Security Plan, an SDS Pension Plan which SDS or the Dental Business Subsidiaries shall establish, on or after the Effective Date, pursuant to Section 5.1(a), for the benefit of eligible Active Dental Business Employees, and which is listed on Schedule 2.

         1.29. "SDS Savings and Thrift Plan" means the Sybron Dental Specialties, Inc. Savings and Thrift Plan, an SDS Pension Plan which SDS or the Dental Business Subsidiaries shall establish, on or after the Effective Date, pursuant to Section 4.1(a), for the benefit of eligible salaried and hourly non-union Dental Business Employees, and which is listed on Schedule 2.

         1.30. "SDS Transnational Retirement Scheme" means the Sybron Transnational Retirement Scheme which, prior to the Effective Date, was a Sybron Pension Plan which the Dental Business Subsidiaries maintained solely for the benefit of eligible Dental Business Employees and which SDS or the Dental Business Subsidiaries shall continue to maintain, as an SDS Pension Plan, on or after the Effective Date, pursuant to Section 7.2, for the benefit of eligible Dental Business Employees, and which is listed on Schedule 2.

         1.31. "SDS Unfunded Salaried Pension Plan" means the Sybron Dental Specialties, Inc. Unfunded Salaried Pension Plan, an SDS Pension Plan which SDS or the Dental Business Subsidiaries shall establish, on or after the Effective Date, pursuant to Section 6.1, for the benefit of eligible Active Dental Business Employees, and which is listed on Schedule 2.

         1.32. "SDS Unfunded Salaried Pension Plan Trust" means the Trust Under the Sybron Dental Specialties, Inc. Unfunded Salaried Pension Plan, a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code which SDS or the Dental Business Subsidiaries shall establish, on or after the Effective Date, pursuant to Section 6.1, as the funding vehicle for the SDS Unfunded Salaried Pension Plan, and which is listed on Schedule 2.

         1.33. "SDS Union Savings and Thrift Plan" means the Sybron Dental Specialties, Inc. Savings and Thrift Plan for Union Employees, an SDS Pension Plan which SDS or the Dental Business Subsidiaries shall establish, on or after the Effective Date, pursuant to Section 4.1(b), for the benefit of eligible hourly union Dental Business Employees, and which is listed on Schedule 2.


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         1.34. "SDS VEBA Trust" means the Sybron Dental Specialties, Inc.
Employee Benefits Trust, a voluntary employees' beneficiary association under section 501(c)(9) of the Code, which SDS or the Dental Business Subsidiaries shall establish, on or after the Effective Date, pursuant to Section 8.1(a), as the funding vehicle for the SDS Long Term Disability Plan, and which is listed on Schedule 2.

         1.35. "SDS Welfare Plan" means any medical, dental, vision, prescription drug, or any other employee welfare benefit plan, as defined in section 3(1) of ERISA (or in any corresponding provisions of applicable foreign law), and any cafeteria plan within the meaning of section 125 of the Code, which SDS or the Dental Business Subsidiaries shall establish or continue to maintain, on or after the Effective Date, pursuant to this Agreement, for the benefit of eligible Dental Business Employees or their dependents or beneficiaries, and which is listed on Schedule 2.

         1.36. "Sybron Accident and Sickness Plan" means the Sybron Accident and Sickness Plan, a Sybron Welfare Plan which Sybron maintained, prior to the Effective Date, for the benefit of eligible Laboratory Business Employees and eligible Dental Business Employees, and which Sybron maintains, as of the Effective Date, for the benefit of eligible Laboratory Business Employees, and which is listed on Schedule 1.

         1.37. "Sybron Accidental Death & Dismemberment Plan" means the Sybron Accidental Death and Dismemberment Plan, a Sybron Welfare Plan which Sybron maintained, prior to the Effective Date, for the benefit of eligible Laboratory Business Employees and eligible Dental Business Employees, and which Sybron maintains, as of the Effective Date, for the benefit of eligible Laboratory Business Employees, and which is listed on Schedule 1.

         1.38. "Sybron Benefit Plans" means, collectively, all Sybron Pension Plans and Sybron Welfare Plans which Sybron or the Dental Business Subsidiaries maintained, prior to the Effective Date, for the benefit of eligible Laboratory Business Employees, eligible Dental Business Employees or their dependents or beneficiaries, and any such Plans which Sybron maintains, as of the Effective Date, for the benefit of eligible Laboratory Business Employees, eligible Former Dental Business Employees or their dependents or beneficiaries, and which are listed on Schedule 1.

         1.39. "Sybron Cafeteria Plan" means the Sybron Cafeteria Plan, a Sybron Welfare Benefit Plan which Sybron maintained, prior to the Effective Date, for the benefit of eligible Laboratory Business Employees and eligible Dental Business Employees, and which Sybron maintains, as of the Effective Date, for the benefit of eligible Laboratory Business Employees, and which is listed on
Schedule 1.

         1.40. "Sybron Deferred Compensation Plan" means the Sybron Corporation Deferred Compensation Plan, a Sybron Pension Plan which Sybron maintained, prior to the Effective Date, for the benefit of eligible Laboratory Business Employees and eligible Dental Business Employees and which Sybron maintains, as of the Effective Date, for the benefit of eligible Laboratory Business Employees, and which is listed on Schedule 1.


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         1.41. "Sybron Deferred Compensation Plan Trust" means the Trust Under the Sybron Corporation Deferred Compensation Plan, a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code which is the funding vehicle for the Sybron Deferred Compensation Plan and which Sybron maintains, as of the Effective Date, in connection with such Plan, and which is listed on Schedule 1.

         1.42. "Sybron Defined Benefit Pension Plan for Selected Non-U.S. Employees" means the Defined Benefit Pension Plan for Selected Non-U.S. Employees (also known as the "TCN Plan"), a Sybron Pension Plan which Sybron maintained, prior to the Effective Date, for the benefit of eligible Laboratory Business Employees and eligible Dental Business Employees and which Sybron maintains, as of the Effective Date, for the benefit of eligible Laboratory Business Employees, and which is listed on Schedule 1.

         1.43. "Sybron Dental Health Care Plan" means the Sybron Plan for Dental Health Care, a Sybron Welfare Plan which Sybron maintained, prior to the Effective Date, for the benefit of eligible Laboratory Business Employees and eligible Dental Business Employees, and which Sybron maintains, as of the Effective Date, for the benefit of eligible Laboratory Business Employees, and which is listed on Schedule 1.

         1.44. "Sybron Dental Plan for Kerr Union" means the Midwestern Dental Plan for Kerr Union which, prior to the Effective Date, was a Sybron Welfare Plan which the Dental Business Subsidiaries maintained solely for the benefit of eligible Dental Business Employees and which SDS or the Dental Business Subsidiaries shall continue to maintain, as the SDS Dental Plan for Kerr Union, on or after the Effective Date, pursuant to Section 8.2, for the benefit of eligible Dental Business Employees, and which is listed on Schedule 1.

         1.45. "Sybron Employee Assistance Plan" means the Employee Assistance Plan which, prior to the Effective Date, was a Sybron Welfare Plan which the Dental Business Subsidiaries maintained solely for the benefit of eligible Dental Business Employees and which SDS or the Dental Business Subsidiaries shall continue to maintain, as the SDS Employee Assistance Plan, on or after the Effective Date, pursuant to Section 8.2, for the benefit of eligible Dental Business Employees and which is listed on Schedule 1.

         1.46. "Sybron Group" means Sybron and each Affiliate of Sybron, but not including SDS and each Affiliate of SDS.

         1.47. "Sybron Group Life Insurance Plan" means the Sybron Group Life Insurance Plan, a Sybron Welfare Plan which Sybron maintained, prior to the Effective Date, for the benefit of eligible Laboratory Business Employees and eligible Dental Business Employees, and which Sybron maintains, as of the Effective Date, for the benefit of eligible Laboratory Business Employees, and which is listed on Schedule 1.

         1.48. "Sybron Hourly Savings and Thrift Plan" means the Sybron International Corporation Savings and Thrift Plan for Hourly Employees, a Sybron Pension Plan which Sybron maintained, prior to the Effective Date, for the benefit of eligible hourly union and non-union Laboratory Business Employees and eligible hourly union and non-union Dental Business


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Employees, and which Sybron maintains, as of the Effective Date, for the benefit of eligible hourly union and non-union Laboratory Business Employees, and which is listed on Schedule 1.

         1.49. "Sybron Kerr UAW Union Retirement Plan" means the Retirement Plan of Kerr Corporation for its Employees Represented for Collective Bargaining by International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW) and Its West Side Local 174, UAW which, prior to the Effective Date, was a Sybron Pension Plan which the Dental Business Subsidiaries maintained solely for the benefit of eligible Dental Business Employees and which SDS or the Dental Business Subsidiaries shall continue to maintain, as the SDS Kerr UAW Union Retirement Plan, on or after the Effective Date, pursuant to
Section 5.2(a), for the benefit of eligible Dental Business Employees, and which is listed on Schedule 1.

         1.50. "Sybron Long Term Disability Plan" means the Sybron Long Term Disability Plan, a Sybron Welfare Plan which Sybron maintained, prior to the Effective Date, for the benefit of eligible Laboratory Business Employees and eligible Dental Business Employees, and which Sybron maintains, as of the Effective Date, for the benefit of eligible Laboratory Business Employees, and which is listed on Schedule 1.

         1.51. "Sybron Medical Plans" means, collectively, the BlueCross of California Medical Plans (Active Employees), the BlueCross of California Retiree Medical Plans, the CHIP Medical Plan for Metrex, the HAP Medical Plan for Kerr Union Active and Retired, the MEDICA Medical Plan for Pinnacle, the BlueCare Network HMO Medical Plan for Kerr Union, the Express Script Prescription Plan for Retirees, and the Vision Service Plan which, prior to the Effective Date, the Dental Business Subsidiaries maintained solely for the benefit of eligible Dental Business Employees and which SDS or the Dental Business Subsidiaries shall continue to maintain, as the SDS Medical Plans, on or after the Effective Date, pursuant to Section 8.2, for the benefit of eligible Dental Business Employees, and which are listed on Schedule 1.

         1.52. "Sybron Pension Plan" means any employee pension benefit Plan, as defined in section 3(2) of ERISA (or in any corresponding provisions of applicable foreign law), which Sybron or the Dental Business Subsidiaries maintained, prior to the Effective Date, for the benefit of eligible Laboratory Business Employees, eligible Dental Business Employees or their dependents or beneficiaries, and any such Plan which Sybron maintains, as of the Effective Date, for the benefit of eligible Laboratory Business Employees, eligible Former Dental Benefit Employees or their dependents or beneficiaries, and which is listed on Schedule 1.

         1.53. "Sybron Pension Plan for Sybron Canada" means the Pension Plan for Employees of Sybron Canada Limited which, prior to the Effective Date, was a Sybron Pension Plan which the Dental Business Subsidiaries maintained solely for the benefit of eligible Dental Business Employees and which SDS or the Dental Business Subsidiaries shall continue to maintain, as the SDS Pension Plan for Sybron Canada, on or after the Effective Date, pursuant to Section 7.1, for the benefit of eligible Dental Business Employees, and which is listed on Schedule 1.

         1.54. "Sybron Retirement Security Plan" means the Sybron Retirement Security Plan, a Sybron Pension Plan which Sybron maintained, prior to the Effective Date, for the benefit of eligible Laboratory Business Employees and eligible Dental Business Employees, and which


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Sybron maintains, as of the Effective Date, for the benefit of eligible
Laboratory Business Employees and eligible Former Dental Business Employees, and which is listed on Schedule 1.

         1.55. "Sybron Salaried Savings and Thrift Plan" means the Sybron International Corporation Savings and Thrift Plan for Salaried Employees, a Sybron Pension Plan which Sybron maintained, prior to the Effective Date, for the benefit of eligible salaried Laboratory Business Employees and eligible salaried Dental Business Employees, and which Sybron maintains, as of the Effective Date, for the benefit of eligible salaried Laboratory Business Employees, and which is listed on Schedule 1.

         1.56. "Sybron Transnational Retirement Scheme" means the Sybron Transnational Retirement Scheme which, prior to the Effective Date, was a Sybron Pension Plan which the Dental Subsidiaries maintained solely for the benefit of eligible Dental Business Employees and which SDS or the Dental Business Employees shall continue to maintain, as the SDS Transnational Retirement Scheme, on or after the Effective Date, pursuant to Section 7.2, for the benefit of eligible Dental Business Employees, and which is listed on Schedule 1.

         1.57. "Sybron Unfunded Salaried Pension Plan" means the Sybron Corporation Unfunded Salaried Pension Plan, a Sybron Pension Plan which Sybron maintained, prior to the Effective Date, for the benefit of eligible Laboratory Business Employees and eligible Dental Business Employees, and which Sybron maintains, as of the Effective Date, for the benefit of eligible Laboratory Business Employees and eligible Former Dental Business Employees, and which is listed on Schedule 1.

         1.58. "Sybron Unfunded Salaried Pension Plan Trust" means the Trust Under the Sybron Corporation Unfunded Salaried Pension Plan, a grantor trust within the meaning of subpart E, part I, subchapter J, subtitle A of the Code which Sybron maintained, prior to the Effective Date, as the funding vehicle for the Sybron Unfunded Salaried Pension Plan and which Sybron maintains, as of the Effective Date, in connection with such Plan, and which is listed on Schedule 1.

         1.59. "Sybron VEBA Trust" means the Sybron Corporation Employee Benefits Trust, a voluntary employees' beneficiary association under section 501(c)(9) of the Code, which Sybron maintained, prior to the Effective Date, as the funding vehicle for the Sybron Long Term Disability Plan, and which Sybron maintains, as of the Effective Date, in connection with such Plan, and which is listed on Schedule 1.

         1.60. "Sybron Welfare Plan" means any medical, dental, vision, prescription drug, or any other employee welfare benefit plan, as defined in section 3(1) of ERISA (or in any corresponding provisions of applicable foreign law), and any cafeteria plan within the meaning of section 125 of the Code, which Sybron or the Dental Business Subsidiaries maintained, prior to the Effective Date, for the benefit of eligible Laboratory Business Employees, eligible Dental Business Employees or their dependents or beneficiaries, and any such Plan which Sybron maintains, as of the Effective Date, for the benefit of eligible Laboratory Business Employees, eligible Former Dental Business Employees or their dependents or beneficiaries, and which is listed on Schedule 1.


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                                   ARTICLE II

                 IDENTIFICATION OF SYBRON AND SDS BENEFIT PLANS

         2.1. List of Sybron Benefit Plans. Schedule 1 to this Agreement lists all of the Sybron Benefit Plans. SDS acknowledges that it has been furnished with Plan documents and descriptions (including summary plan descriptions for any Sybron Benefit Plans which are ERISA Plans) of all Sybron Benefit Plans which are listed on Schedule 1. There are two categories of Sybron Benefit Plans which are listed on Schedule 1: Sybron Pension Plans and Sybron Welfare Plans.

         2.2. List of SDS Benefit Plans. Schedule 2 to this Agreement lists all of the SDS Benefit Plans. There are two categories of SDS Benefit Plans which are listed on Schedule 2: SDS Pension Plans and SDS Welfare Plans.

                                   ARTICLE III

                               GENERAL PRINCIPLES

         3.1. Responsibility for SDS Benefit Plans. As of the Effective Date, SDS or the Dental Business Subsidiaries shall be solely responsible for the SDS Benefit Plans, all of which are Plans that SDS or the Dental Business Subsidiaries shall establish or continue to maintain, on or after the Effective Date, pursuant to this Agreement, for the benefit of eligible Dental Business Employees. Except as otherwise provided in this Agreement, SDS and the Dental Business Subsidiaries shall not be required to establish or continue to maintain any SDS Benefit Plan of any kind. Except as otherwise provided in this Agreement, SDS and the Dental Business Subsidiaries may, at any time after the Effective Date, amend, merge, modify, terminate, eliminate, reduce, or otherwise alter, in any respect, any SDS Benefit Plan, any benefit under any SDS Benefit Plan, or any contract, trust, insurance policy, or other funding vehicle related to any SDS Benefit Plan (to the extent permitted by law).

         3.2. Termination of Participating Employer Status. As of the Effective Date, SDS and the Dental Business Subsidiaries automatically shall cease to be Participating Employers in the following Sybron Benefit Plans, which Sybron maintains, as of the Effective Date, subject to Section 3.5, for the benefit of eligible Laboratory Business Employees and, in the case of the Sybron Retirement Security Plan, the Sybron Unfunded Salaried Pension Plan and Trust, and the Sybron Long Term Disability Plan, eligible Laboratory Business Employees and eligible Former Dental Business Employees:

                  (a) Sybron Pension Plans: the Sybron Deferred Compensation Plan and Trust, the Sybron Defined Benefit Pension Plan for Selected Non-U.S. Employees, the Sybron Hourly Savings and Thrift Plan, the Sybron Retirement Security Plan, the Sybron Salaried Savings and Thrift Plan, and the Sybron Unfunded Salaried Pension Plan and Trust.

                  (b) Sybron Welfare Plans: the Sybron Accident and Sickness Plan, the Sybron Accidental Death & Dismemberment Plan, the Sybron Cafeteria Plan, the Sybron Dental


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         Health Care Plan, the Sybron Group Life Insurance Plan, and the Sybron
         Long Term Disability Plan.

         3.3. Terms of Participation In the SDS Benefit Plans.

                  (a) Non-Duplication of Benefits. As of the Effective Date or such other date that applies to the particular SDS Benefit Plan, the SDS Benefit Plans shall be, with respect to eligible Dental Business Employees, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding Sybron Benefit Plans. Sybron and SDS shall agree on methods and procedures, including amending their respective Plan documents, to prevent eligible Dental Business Employees from receiving duplicate benefits from the Sybron Benefit Plans and the SDS Benefit Plans.

                  (b) Service Credit. Except as otherwise specified in this Agreement, with respect to eligible Dental Business Employees, each SDS Benefit Plan shall provide that all service, all compensation, and all other benefit-affecting determinations that, as of the Effective Date, were recognized under the corresponding Sybron Benefit Plan shall, as of the Effective Date or such other date that applies to the particular SDS Benefit Plan, receive full recognition and credit and be taken into account under such SDS Benefit Plan to the same extent as if such items occurred under the corresponding Sybron Benefit Plan, except to the extent provided in Section 3.3(a). Sybron and SDS shall recognize service with either the Sybron Group or the SDS Group that was recognized as of the Effective Date, except to the extent provided in
         Section 3.3(a) and, unless a Sybron Benefit Plan or an SDS Benefit Plan contains an express, contrary provision, so long as the break in service from the Sybron Group or the SDS Group does not exceed five (5) years. The service crediting provisions of this clause (b) shall be subject to any respectively applicable "service spanning," "break in service," "employment date," "adjusted hire date," or "eligibility date" rules under the Sybron Benefit Plans, the SDS Benefit Plans, or other provisions of this Agreement.

                  (c) Assumption of Benefit Liabilities. The provisions of this Agreement for the transfer of assets from certain Sybron Benefit Plans to SDS and/or the corresponding SDS Benefit Plans are based upon the understanding of the parties that SDS and/or the appropriate SDS Benefit Plan shall assume the benefit liabilities of the corresponding Sybron Benefit Plan relating to such transferred assets, with respect to Dental Business Employees or their dependents or beneficiaries, as provided for herein. If any such benefit liabilities are not effectively assumed by SDS and/or the corresponding SDS Benefit Plan, then the amount of transferred assets shall be recomputed accordingly, taking into account the retention of such benefit liabilities by the corresponding Sybron Benefit Plan, and assets shall be transferred from SDS and/or the corresponding SDS Benefit Plan back to Sybron and/or the corresponding Sybron Benefit Plan so as to place SDS and/or the corresponding SDS Benefit Plan in the position it would have been in, had the initial asset transfer been made in accordance with such recomputed amount of assets.

         3.4. Payments from SDS to Sybron Prior to the Effective Date. SDS shall continue to reimburse Sybron for all costs, expenses, fees and premiums which SDS historically has paid to Sybron for services or benefits provided to eligible Dental Business Employees or their dependents or beneficiaries of a nature governed by this Agreement from the date hereof through and including the Effective Date, unless this Agreement specifically provides to the contrary.

         3.5. Impact on Sybron Benefit Plans. Nothing in this Agreement shall limit the rights of Sybron and the Laboratory Business Subsidiaries to amend, merge, modify, terminate, eliminate, reduce or otherwise alter in any respect any Sybron Benefit Plan, any benefit under any Sybron Benefit Plan, or any contract, trust, insurance policy, or other funding vehicle related to any Sybron Benefit Plan (to the extent permitted by law).

                                   ARTICLE IV

                       QUALIFIED SAVINGS AND THRIFT PLANS

         4.1. Establishment of SDS Savings and Thrift and Union Savings and Thrift Plans and Trusts Required.

                  (a) SDS Savings and Thrift Plan. Effective as of the Effective Date or such later date upon which Sybron and SDS mutually agree, SDS shall establish, for the benefit of eligible salaried and hourly non-union Dental Business Employees and their beneficiaries, the SDS Savings and Thrift Plan, a profit-sharing retirement plan which shall include a cash or deferred arrangement and a related trust intended to be qualified under sections 401(a) and 401(k) of the Code and to be exempt from taxation under section 501(a) of the Code. As of the date of its establishment, the SDS Savings and Thrift Plan shall be identical or at least substantially similar, in all material respects, to the Sybron Salaried Savings and Thrift Plan. Thereafter, however, and in accordance with Section 3.1, SDS in its sole discretion shall determine the features of the SDS Savings and Thrift Plan; provided, however, that any protected benefit (including any optional form of distribution) under section 411(d)(6) of the Code, and any service rules, vesting rules or other features which must be preserved under the SDS Savings and Thrift Plan in order to comply with applicable Code requirements with respect to all or any portion of the transferred assets and benefit liabilities described in Section 4.2(a) and Section 4.2(b) shall continue to be in effect, on and after the Effective Date, with respect to the portion of the transferred assets and benefit liabilities to which such requirements apply.

                  (b) SDS Union Savings and Thrift Plan. Effective as of the Effective Date or such later date upon which Sybron and SDS mutually agree, SDS shall establish, for the benefit of eligible hourly union Dental Business Employees and their beneficiaries, the SDS Union Savings and Thrift Plan, a profit-sharing retirement plan which shall include a cash or deferred arrangement and a related trust intended to be qualified under sections 401(a) and 401(k) of the Code and to be exempt from taxation under section 501(a) of the Code. As of the date of its establishment, the SDS Union Savings and Thrift Plan shall be identical or at least substantially similar, in all material respects, to the Sybron Hourly Savings and Thrift Plan. Thereafter, however, and in accordance with Section 3.1, SDS in its sole discretion shall determine the features of the SDS Union Savings and Thrift

         Plan; provided, however, that any protected benefit (including any optional form of distribution) under section 411(d)(6) of the Code, and any service rules, vesting rules or other features which must be preserved under the SDS Union Savings and Thrift Plan in order to comply with applicable Code requirements with respect to all or any portion of the transferred assets and benefit liabilities described in
         Section 4.2(b) shall continue to be in effect, on and after the Effective Date, with respect to the portion of the transferred assets and benefit liabilities to which such requirements apply.

         4.2. Transfer of Certain Assets and Benefit Liabilities to the SDS Savings and Thrift and Union Savings and Thrift Plans.

                  (a) Transfer of Certain Assets and Benefit Liabilities to the SDS Savings and Thrift Plan. Effective as of the dates established pursuant to Section 4.1(a) and Section 4.1(b), (i) the SDS Savings and Thrift Plan shall assume and be solely responsible for all benefit liabilities for eligible salaried Dental Business Employees and their beneficiaries under the Sybron Salaried Savings and Thrift Plan and all benefit liabilities for eligible hourly non-union Dental Business Employees and their beneficiaries under the Sybron Hourly Savings and Thrift Plan, and (ii) Sybron shall cause the accounts of such Dental Business Employees and their beneficiaries under the Sybron Salaried and Hourly Savings and Thrift Plans and the assets attributable thereto that are held by their related trusts as of such dates to be transferred to the SDS Savings and Thrift Plan and its related trust, and SDS shall cause such transferred accounts and assets to be accepted by the SDS Savings and Thrift Plan and its related trust. As of the date of the establishment of the SDS Savings and Thrift Plan, the trustee of the trust which relates to such Plan shall be the same as the trustee of the trusts which relate to the Sybron Salaried and Hourly Savings and Thrift Plans. Thereafter, however, and in accordance with Section 3.1, SDS in its sole discretion may appoint a successor trustee of the trust which relates to the SDS Savings and Thrift Plan. The transfer of the assets described in Section 4.2(a)(ii) shall be made, in kind, from the trusts which relate to the Sybron Salaried and Hourly Savings and Thrift Plans to the trust which relates to the SDS Savings and Thrift Plan. To the extent that SDS or the Dental Business Subsidiaries have not made all contributions due to the Sybron Salaried and Hourly Savings and Thrift Plans as Participating Employers thereunder by the dates established pursuant to Section 4.1(a) and
         Section 4.1(b) or Sybron has not transferred to the trustee of the trusts which relate to such Plans all of the contributions made to them by SDS or the Dental Business Subsidiaries, Sybron, SDS or the Dental Business Subsidiaries shall make such contributions to the trustee of the trusts which relate to the Sybron Salaried and Hourly Savings and Thrift Plans promptly after such dates, and Sybron shall instruct such trustee to transfer such amounts immediately, in cash, to the trustee of the trust which relates to the SDS Savings and Thrift Plan to be held, along with the other transferred amounts, in the accounts of the Dental Business Employees and their beneficiaries under the SDS Savings and Thrift Plan. Sybron and SDS shall cooperate with one another and with the respective trustees of the trusts which relate to the Sybron Salaried and Hourly Savings and Thrift Plans and the SDS Savings and Thrift Plan in facilitating such transfer of SDS's or the Dental Business Subsidiaries' final contributions to the Sybron Salaried and Hourly Savings and Thrift Plans. SDS hereby further agrees to take all actions necessary to obtain, as soon as practicable, an Internal Revenue Service determination that the SDS

         Savings and Thrift Plan meets the applicable requirements of section 401(a) and 401(k) of the Code and that the trust which relates to the SDS Savings and Thrift Plan meets the applicable requirements of section 401(a) of the Code and is exempt from tax under section 501(a) of the Code.

                  (b) Transfer of Certain Assets and Benefit Liabilities to the SDS Union Savings and Thrift Plan. Effective as of the date established pursuant to Section 4.1(b), (i) the SDS Union Savings and Thrift Plan shall assume and be solely responsible for all benefit liabilities for eligible hourly union Dental Business Employees and their beneficiaries under the Sybron Hourly Savings and Thrift Plan, and (ii) Sybron shall cause the accounts of such Dental Business Employees and their beneficiaries under the Sybron Hourly Savings and Thrift Plan and the assets attributable thereto that are held by its related trust as of such date to be transferred to the SDS Union Savings and Thrift Plan and its related trust, and SDS shall cause such transferred accounts and assets to be accepted by the SDS Union Savings and Thrift Plan and its related trust. As of the date of the establishment of the SDS Union Savings and Thrift Plan, the trustee of the trust which relates to such Plan shall be the same as the trustee of the trust which relates to the Sybron Hourly Savings and Thrift Plan. Thereafter, however, and in accordance with Section 3.1, SDS in its sole discretion may appoint a successor trustee of the trust which relates to the SDS Union Savings and Thrift Plan. The transfer of the assets described in Section 4.2(b)(ii) shall be made, in kind, from the trust which relates to the Sybron Hourly Savings and Thrift Plan to the trust which relates to the SDS Union Savings and Thrift Plan. To the extent that SDS or the Dental Business Subsidiaries have not made all contributions due to the Sybron Hourly Savings and Thrift Plan as Participating Employers thereunder by the date established pursuant to Section 4.1(b) or Sybron has not transferred to the trustee of the trust which relates to such Plan all of the contributions made to it by SDS or the Dental Business Subsidiaries, Sybron, SDS or the Dental Business Subsidiaries shall make such contributions to the trustee of the trust which relates to the Sybron Hourly Savings and Thrift Plan promptly after such date, and Sybron shall instruct such trustee to transfer such amounts immediately, in cash, to the trustee of the trust which relates to the SDS Union Savings and Thrift Plan to be held, along with the other transferred amounts, in the accounts of the Dental Business Employees and their beneficiaries under the SDS Union Savings and Thrift Plan. Sybron and SDS shall cooperate with one another and with the respective trustees of the trusts which relate to the Sybron Hourly Savings and Thrift Plan and the SDS Union Savings and Thrift Plan in facilitating such transfer of SDS's or the Dental Business Subsidiaries' final contributions to the Sybron Hourly Savings and Thrift Plan. SDS hereby further agrees to take all actions necessary to obtain, as soon as practicable, an Internal Revenue Service determination that the SDS Union Savings and Thrift Plan meets the applicable requirements of section 401(a) and 401(k) of the Code and that the trust which relates to the SDS Union Savings and Thrift Plan meets the applicable requirements of section 401(a) of the Code and is exempt from tax under section 501(a) of the Code.

         4.3. No Savings and Thrift Plan Distributions to Dental Business Employees or Their Beneficiaries. The account balances of any Dental Business Employee or his beneficiary shall not be distributed from the Sybron Salaried and Hourly Savings and Thrift Plans or the SDS Savings and Thrift and Union Savings and Thrift Plans in connection with SDS and the Dental

Business Subsidiaries ceasing to be Affiliates of Sybron and its Affiliates and ceasing to be Participating Employers under the Sybron Salaried and Hourly Savings and Thrift Plans as of the Effective Date. Such events shall not be treated as a termination of employment for purposes of any such Plan and distributions shall not be otherwise specifically permitted under any such Plan as a result of the cessation of Affiliate and Participating Employer status.

         4.4. Plan Loans. Effective as of the dates established pursuant to
Section 4.1(a) and Section 4.1(b), all outstanding loans of Dental Business Employees from the Sybron Salaried and Hourly Savings and Thrift Plans shall be transferred to the SDS Savings and Thrift and Union Savings and Thrift Plans pursuant to Section 4.2(a) and Section 4.2(b). As of such dates, the SDS Group shall be solely responsible for implementing its own payroll system and making payroll deductions for repayment of such loans.

         4.5. Qualified Domestic Relations Orders. Effective as of the dates established pursuant to Section 4.1 (a) and Section 4.1(b), all QDROs pertaining to accounts of Dental Business Employees under the Sybron Salaried and Hourly Savings and Thrift Plans shall be transferred to the SDS Savings and Thrift and Union Savings and Thrift Plans pursuant to Section 4.2(a) and Section 4.2(b), and shall be the sole responsibility of the SDS Group.

         4.6. Testing. Sybron shall conduct applicable nondiscrimination tests for contributions made to the Sybron Salaried and Hourly Savings and Thrift Plans for the plan year of such Plans in which the dates established pursuant to
Section 4.1(a) and Section 4.1(b) occur. To the extent that Sybron concludes that a distribution or reallocation must be made from a Dental Business Employee's account balance in the Sybron Salaried Savings and Thrift Plan or the Sybron Hourly Savings and Thrift Plan to facilitate compliance with such tests after such account balance has been transferred to the SDS Savings and Thrift Plan or the SDS Union Savings and Thrift Plan, SDS agrees that it shall cause the SDS Savings and Thrift Plan and/or the SDS Union Savings and Thrift Plan, whichever applies, to make such distribution or reallocation as Sybron, in its sole discretion, directs.

         4.7. Stock Considerations. As a result of the Distribution and the transfer of assets and benefit liabilities from the Sybron Salaried and Hourly Savings and Thrift Plans to the SDS Savings and Thrift and Union Savings and Thrift Plans described in Section 4.2(a) Section 4.2(b), the assets of the Sybron Salaried and Hourly Savings and Thrift Plans and the SDS Savings and Thrift and Union Savings and Thrift Plans each shall include common stock of both Sybron and SDS. Sybron and SDS each is solely responsible for determining the extent to which their respective Plans may continue to hold the common stock of the other. Sybron and SDS each recognize that certain legal requirements apply to the extent to which their respective Plans may continue to hold the common stock of the other, and each is solely responsible for maintaining its Plans in compliance with all applicable legal requirements. However, Sybron and SDS each shall provide such information as the other may reasonably request in order to facilitate compliance with applicable legal requirements.

         4.8. Partial Termination of Sybron Salaried and Hourly Savings and Thrift Plans. SDS and the Dental Business Subsidiaries ceasing to be Affiliates of Sybron and its Affiliates and ceasing to be Participating Employers under the Sybron Salaried and Hourly Savings and Thrift Plans as of the Effective Date shall constitute a partial termination of each such Plan as of the

Effective Date with respect to those Dental Business Employees who are affected by the partial termination of either such Plan. As a result of such partial termination of the Sybron Salaried and Hourly Savings and Thrift Plans, the value of the affected Dental Business Employees' accounts under such Plans (which already are 100% vested and nonforfeitable under such Plans prior to the Effective Date) shall be determined as of the Effective Date, and thereafter such accounts shall be transferred, pursuant to Sections 4.2(a) and 4.2(b), to the SDS Savings and Thrift and Union Savings and Thrift Plans.

                                    ARTICLE V

                     QUALIFIED DEFINED BENEFIT PENSION PLANS

         5.1. Establishment of SDS Retirement Security Plan Required.

                  (a) SDS Retirement Security Plan. Effective as of the Effective Date or such later date upon which Sybron and SDS mutually agree, SDS shall establish, for the benefit of eligible Active Dental Business Employees and their beneficiaries, the SDS Retirement Security Plan, a defined benefit pension plan which shall include a related trust intended to be qualified under section 401(a) of the Code and to be exempt from taxation under section 501(a) of the Code. As of the date of its establishment, the SDS Retirement Security Plan shall be identical or at least substantially similar, in all material respects, to the Sybron Retirement Security Plan. Thereafter, however, and in accordance with Section 3.1, SDS in its sole discretion shall determine the features of the SDS Retirement Security Plan; provided, however, that any protected benefit (including any optional form of distribution) under section 411(d)(6) of the Code, and any service rules, vesting rules or other features which must be preserved under the SDS Retirement Security Plan in order to comply with applicable Code requirements with respect to all or any portion of the transferred assets and benefit liabilities described in Section 5.1(b) shall continue to be in effect, on and after the Effective Date, with respect to the portion of the transferred assets and benefit liabilities to which such requirements apply.

                  (b) Transfer of Certain Assets and Benefit Liabilities from the Sybron Retirement Security Plan. Effective as of the date established pursuant to Section 5.1(a), (i) the SDS Retirement Security Plan shall assume and be solely responsible for all benefit liabilities for eligible Active Dental Business Employees and their beneficiaries under the Sybron Retirement Security Plan, and (ii) Sybron shall cause the accrued benefits of such Active Dental Business Employees and their beneficiaries under the Sybron Retirement Security Plan and the assets attributable thereto that are held by its related trust as of such date to be transferred to the SDS Retirement Security Plan and its related trust, and SDS shall cause such transferred accrued benefits and assets to be accepted by the SDS Retirement Security Plan and its related trust.

                  Sybron agrees to cause the trustee of the trust related to the Sybron Retirement Security Plan to transfer assets to the trustee of the trust related to the SDS Retirement Security Plan equal to the present value of the benefits that would be provided exclusively by the Plan assets pursuant to section 4044 of ERISA and the regulations thereunder if the Plan terminated, to the extent permitted under section 414(l) of the Code and in accordance with Schedule 3. Sybron's actuaries shall provide a certification that such transfer complies with section 414(l) of the Code. The assets to be transferred shall be computed as of the Effective Date and shall be adjusted as of the asset transfer date established pursuant to Section 5.1(a) in the manner described in Schedule 3. Sybron and SDS agree to comply with all applicable rules and procedures established by the Internal Revenue Service and the Pension Benefit Guaranty Corporation in connection with the transfer of assets described in this Section 5.1(b). In the event that the assets transferred from the trust related to the Sybron Retirement Security Plan to the trust related to the SDS Retirement Security Plan are less than the related benefit liabilities, the amount of the shortfall shall be recorded as an Assumed Liability (as defined in the Assignment Agreement) of SDS. In the event the assets transferred from the trust related to the Sybron Retirement Security Plan to the trust related to the SDS Retirement Security Plan are greater than the related benefit liabilities, the amount of the excess shall be deducted from the Assumed Liability (as so defined) of SDS. Upon the transfer of assets to the SDS Retirement Security Plan, SDS shall cause the SDS Retirement Security Plan to assume all benefit obligations accrued by Active Dental Business Employees as of the Effective Date.

                  As of the date of the establishment of the SDS Retirement Security Plan, the trustee of the trust which relates to such Plan shall be the same as the trustee of the trust which relates to the Sybron Retirement Security Plan. Thereafter, however, and in accordance with Section 3.1, SDS in its sole discretion may appoint a successor trustee of the trust which relates to the SDS Retirement Security Plan. The transfer of the assets described in Section 5.1(b)(ii) shall be made, in kind, from the trust which relates to the Sybron Retirement Security Plan to the trust which relates to the SDS Retirement Security Plan. To the extent that SDS or the Dental Business Subsidiaries have not made all contributions due to the Sybron Retirement Security Plan as Participating Employers thereunder by the date established pursuant to Section 5.1(a) or Sybron has not transferred to the trustee of the trust which relates to such Plan all the contributions made to it by SDS or the Dental Business Subsidiaries, Sybron, SDS or the Dental Business Subsidiaries shall make such contributions to the trustee of the trust which relates to the Sybron Retirement Security Plan promptly after such date, and Sybron shall instruct such trustee to transfer such amounts immediately, in cash, to the trustee of the trust which relates to the SDS Retirement Security Plan to be held, along with the other transferred amounts, for the benefit of the Active Dental Business Employees and their beneficiaries under the SDS Retirement Security Plan. Sybron and SDS shall cooperate with one another and with the respective trustees of the trusts which relate to the Sybron Retirement Security Plan and the SDS Retirement Security Plan in facilitating such transfer of SDS's or the Dental Business Subsidiaries' final contributions to the Sybron Retirement Security Plan. SDS hereby further agrees to take all actions necessary to obtain, as soon as practicable, an Internal Revenue Service determination that the SDS Retirement Security Plan meets the applicable requirements of section 401(a) of the Code and that the trust which relates to the SDS Retirement Security Plan meets the applicable requirements of section 401(a) of the Code and is exempt from tax under section 501(a) of the Code.

                  (c) No Retirement Security Plan Distributions to Active Dental Business Employees or Their Beneficiaries. The accrued benefits of any Active Dental Business

         Employee or his beneficiary shall not be distributed from the Sybron Retirement Security Plan or the SDS Retirement Security Plan in connection with SDS and the Dental Business Subsidiaries ceasing to be Affiliates of Sybron and its Affiliates and ceasing to be Participating Employers under the Sybron Retirement Security Plan as of the Effective Date. Such events shall not be treated as a termination of employment for purposes of either such Plan and distributions shall not be otherwise specifically permitted under either such Plan as a result of the cessation of Affiliate and Participating Employer status.

                  (d) Final Year Contribution to the Sybron Retirement Security Plan. If SDS has not established the SDS Retirement Security Plan effective for the plan year beginning January 1, 2001, SDS or the Dental Business Subsidiaries also shall make pension contributions to the Sybron Retirement Security Plan for the plan year ending December 31, 2001 in the amount required under the terms of such Plan, based on compensation, years of benefit accrual service, and such other benefit-determining factors earned by Active Dental Business Employees from January 1, 2001 through, but not after, the Effective Date (or such earlier date agreed to pursuant to Section 5.1(a)). SDS shall make such contributions with respect to Active Dental Business Employees who have earned an accrued benefit for the plan year ending December 31, 2001 under the terms of the Sybron Retirement Security Plan, taking into account employment with the SDS Group after the Effective Date (or such earlier date agreed to pursuant to Section 5.1(a)); provided, however, that if Sybron, in its sole discretion, determines that, in order to preserve the tax-qualified status of the Sybron Retirement Security Plan, SDS or the Dental Business Subsidiaries also must make such contributions with respect to any individual who is not a highly compensated employee within the meaning of section 414(q) of the Code) of the SDS Group for the plan year beginning January 1, 2001 and who was an employee of the SDS Group on the Effective Date (or such earlier date agreed to pursuant to Section 5.1(a)), then SDS or the Dental Business Subsidiaries also shall make such contributions to the Sybron Retirement Security Plan. SDS or the Dental Business Subsidiaries shall make such contributions at such time, on or before September 15, 2002, which Sybron, in its sole discretion, determines. Immediately after its receipt of such amounts from SDS or the Dental Business Subsidiaries, the trustee of the trust which relates to the Sybron Retirement Security Plan shall transfer such amounts, in cash, to the trustee of the trust which relates to the SDS Retirement Security Plan, to be held, along with the other amounts transferred pursuant to section 5.1(b) for the benefit of the Active Dental Business Employees and their beneficiaries under the SDS Retirement Security Plan. Sybron and SDS shall cooperate with one another and with the respective trustees of the trusts which relate to the Sybron Retirement Security Plan and the SDS Retirement Security Plan in facilitating such transfer of SDS's or the Dental Business Subsidiaries' final contributions to the Sybron Retirement Security Plan.

                  (e) Qualified Domestic Relations Orders. Effective as of the date established pursuant to Section 5.1(a), all QDROs pertaining to accrued benefits of Active Dental Business Employees under the Sybron Retirement Security Plan shall be transferred to the SDS Retirement Security Plan pursuant to Section 5.1(b) and shall be the sole responsibility of the SDS Group.

                  (f) Testing. Sybron shall conduct applicable nondiscrimination tests for benefits accrued under the Sybron Retirement Security Plan for the plan year of such Plan in which the date established pursuant to Section 5.1(a) occurs. To the extent that Sybron concludes that adjustments must be made to an Active Dental Business Employee's accrued benefit in the Sybron Retirement Security Plan to facilitate compliance with such tests after such accrued benefit has been transferred to the SDS Retirement Security Plan, SDS agrees that it shall cause the SDS Retirement Security Plan to make such adjustments as Sybron, in its sole discretion, directs.

                  (g) Partial Termination of Sybron Retirement Security Plan. SDS and the Dental Business Subsidiaries ceasing to be Affiliates of Sybron and its Affiliates and ceasing to be Participating Employers under the Sybron Retirement Security Plan shall constitute a partial termination of such Plan as of the Effective Date with respect to those Active Dental Business Employees who are affected by the partial termination of such Plan. As a result of such partial termination of the Sybron Retirement Security Plan, the rights of all affected Active Dental Business Employees to their accrued benefits as of the Effective Date to the extent then funded or guaranteed by the Pension Benefit Guaranty Corporation shall become 100% vested and nonforfeitable, and thereafter such accrued benefits shall be transferred, pursuant to
         Section 5.1(b), to the SDS Retirement Security Plan.

         5.2. Continuation of Kerr UAW Union Retirement Plan Required.

                  (a) SDS Kerr UAW Union Retirement Plan. Effective as of the Effective Date, SDS or the Dental Business Subsidiaries shall continue to maintain the SDS Kerr UAW Union Retirement Plan and its related trust for the benefit of eligible Dental Business Employees and their beneficiaries. Prior to the Effective Date, the Dental Business Subsidiaries maintained such Plan as the Sybron Kerr UAW Union Retirement Plan. As of the Effective Date, the SDS Kerr UAW Union Retirement Plan shall continue to be identical, in all material respects, to the Sybron Kerr UAW Union Retirement Plan which the Dental Business Subsidiaries maintained prior to the Effective Date. Thereafter, however, and in accordance with Section 3.1, SDS in its sole discretion shall determine the features of the SDS Kerr UAW Union Retirement Plan; provided, however, that any protected benefit (including any optional form of distribution) under section 411(d)(6) of the Code, and any service rules, vesting rules or other features which must be preserved under the SDS Kerr UAW Union Retirement Plan in order to comply with applicable Code requirements with respect to all or any portion of the accrued benefits thereunder shall continue to be in effect, on and after the Effective Date, with respect to all or any portion of such accrued benefits. As of the Effective Date, the trustee of the trust which relates to the SDS Kerr UAW Union Retirement Plan shall be the same as the trustee of the trust which related to the Sybron Kerr UAW Union Retirement Plan prior to the Effective Date. Thereafter, however, and in accordance with Section 3.1, SDS in its sole discretion may appoint a successor trustee of the trust which relates to the SDS Kerr UAW Union Retirement Plan. Sybron and SDS shall cooperate with one another and with the trustee of the SDS Kerr UAW Union Retirement Plan in facilitating SDS's or the Dental Business Subsidiaries' continued maintenance of such Plan on and after the Effective Date. SDS hereby further agrees to take all actions necessary to obtain, as soon as practicable, an Internal Revenue Service determination that the SDS Kerr UAW Union Retirement Plan continues to meet the applicable requirements of section 401(a) of the Code and that the trust which relates to the SDS Kerr UAW Union Retirement Plan meets the applicable requirements of section 401(a) of the Code and is exempt from tax under section 501(a) of the Code.

                  (b) No Kerr UAW Union Retirement Plan Distributions to Dental Business Employees. The accrued benefits of any Dental Business Employee or his beneficiary shall not be distributed from the SDS Kerr UAW Union Retirement Plan in connection with SDS and the Dental Business Subsidiaries ceasing to be Affiliates of Sybron and its Affiliates as of the Effective Date. Such event shall not be treated as a termination of employment for purposes of such Plan and distributions shall not be otherwise specifically permitted under such Plan as a result of the cessation of Affiliate status.

                  (c) Qualified Domestic Relations Orders. Effective as of the Effective Date, all QDROs pertaining to accrued benefits of Dental Business Employees under the SDS Kerr UAW Union Retirement Plan shall be the sole responsibility of the SDS Group.

                  (d) Testing. SDS shall conduct applicable nondiscrimination tests for benefits accrued under the SDS Kerr UAW Union Retirement Plan for the plan year of such Plan in which the Effective Date occurs.

                                   ARTICLE VI

                           NON-QUALIFIED PENSION PLANS

         6.1. Establishment of SDS Unfunded Salaried Pension Plan and Trust Required. Effective as of the Effective Date or such later date upon which Sybron and SDS mutually agree, SDS shall establish, for the benefit of eligible Active Dental Business Employees and their beneficiaries, the SDS Unfunded Salaried Pension Plan, an unfunded, nonqualified deferred compensation plan, and the SDS Unfunded Salaried Pension Plan Trust, a related grantor trust, of which SDS shall be the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code. As of the date of their establishment, the SDS Unfunded Salaried Pension Plan and Trust shall be identical or at least substantially similar, in all material respects, to the Sybron Unfunded Salaried Pension Plan and Trust. Thereafter, however, and in accordance with Section 3.1, SDS in its sole discretion shall determine the features of the SDS Unfunded Salaried Pension Plan and Trust. All benefit liabilities for or relating to eligible Active Dental Business Employees under the Sybron Unfunded Salaried Pension Plan shall be transferred from Sybron to SDS on the Effective Date, but only to the extent that any eligible Active Dental Business Employee or his beneficiary who is a participant in such Plan on the Effective Date consents in writing to said transfer and releases Sybron from any obligations Sybron may have to him under such Plan. All assets held in the Sybron Unfunded Salaried Pension Plan Trust which relate to the benefit liabilities transferred pursuant to this Section 6.1 promptly shall be transferred to the SDS Unfunded Salaried Pension Plan Trust effective as of the date established pursuant to this Section 6.1.

                                   ARTICLE VII

                              FOREIGN PENSION PLANS

         7.1. Continuation of SDS Pension Plan for Sybron Canada Required. Effective as of the Effective Date, SDS or the Dental Business Subsidiaries shall continue to maintain the SDS Pension Plan for Sybron Canada for the benefit of eligible Dental Business Employees and their beneficiaries. Prior to the Effective Date, the Dental Business Subsidiaries maintained such Plan as the Sybron Pension Plan for Sybron Canada. As of the Effective Date, the SDS Pension Plan for Sybron Canada shall continue to be identical or at least substantially similar, in all material respects, to the Sybron Pension Plan for Sybron Canada which the Dental Business Subsidiaries maintained prior to the Effective Date. Thereafter, however, and in accordance with Section 3.1, SDS in its sole discretion shall determine the features of the SDS Pension Plan for Sybron Canada. As of the Effective Date, the trustee or issuer of any contract, trust, insurance policy or other funding vehicle which relates to the SDS Pension Plan for Sybron Canada shall be the same as the trustee or issuer of any such funding vehicle which related to the Sybron Pension Plan for Sybron Canada prior to the Effective Date. Thereafter, however, and in accordance with Section 3.1, SDS in its sole discretion may appoint a successor trustee or issuer of the contract, trust, insurance policy or other funding vehicle which relates to the SDS Pension Plan for Sybron Canada. Sybron and SDS shall cooperate with one another and with the trustee or issuer of any contract, trust, insurance policy or other funding vehicle relating to the SDS Pension Plan for Sybron Canada in facilitating SDS's or the Dental Business Subsidiaries' continued maintenance of such Plan on and after the Effective Date. The accrued benefits of any Dental Business Employee or his beneficiary shall not be distributed from the SDS Pension Plan for Sybron Canada in connection with SDS and the Dental Business Subsidiaries ceasing to be Affiliates of Sybron and its Affiliates as of the Effective Date. Such event shall not be treated as a termination of employment for purposes of such Plan and distributions shall not be otherwise specifically permitted under such Plan as a result of the cessation of Affiliate status.

         7.2. SDS Transnational Retirement Scheme.

                  (a) Continuation of SDS Transnational Retirement Scheme Required. Effective as of the Effective Date, SDS or the Dental Business Subsidiaries shall continue to maintain the SDS Transnational Retirement Scheme for the benefit of eligible Dental Business Employees and their beneficiaries. Prior to the Effective Date, the Dental Business Subsidiaries maintained such Plan as the Sybron Transnational Retirement Scheme. As of the Effective Date, the SDS Transnational Retirement Scheme shall continue to be identical or at least substantially similar, in all material respects, to the Sybron Transnational Retirement Scheme which the Dental Business Subsidiaries maintained prior to the Effective Date. Thereafter, however, and in accordance with Section 3.1, SDS in its sole discretion shall determine the features of the SDS Transnational Retirement Scheme. As of the Effective Date, the trustee or issuer of any contract, trust, insurance policy or other funding vehicle which relates to the SDS Transnational Retirement Scheme shall be the same as the trustee or issuer of any contract, trust, insurance policy or other funding vehicle which related to the Sybron Transnational Retirement Scheme prior to the Effective Date. Thereafter, however, and in accordance with Section 3.1, SDS in its sole discretion may appoint a successor trustee or issuer of the contract, trust, insurance policy or other funding vehicle which relates to the SDS Transnational Retirement Scheme. Sybron and SDS shall cooperate with one another and with the trustee or issuer of any contract, trust, insurance policy or other funding vehicle relating to the SDS Transnational Retirement Scheme in facilitating SDS's or the Dental Business Subsidiaries' continued maintenance of such Plan on and after the Effective Date. The accrued benefits of any Dental Business Employee or his beneficiary shall not be distributed from the SDS Transnational Retirement Scheme in connection with SDS and the Dental Business Subsidiaries ceasing to be Affiliates of Sybron and its Affiliates as of the Effective Date. Such event shall not be treated as a termination of employment for purposes of such Plan and distributions shall not be otherwise specifically permitted under such Plan as a result of the cessation of Affiliate status.

                  (b) Transfer of Certain Assets and Benefit Liabilities from the Sybron Defined Benefit Pension Plan for Selected Non-U.S. Employees. Effective as of the Effective Date or such later date upon which Sybron and SDS mutually agree, (i) the SDS Transnational Retirement Scheme shall assume and be solely responsible for all benefit liabilities for eligible Dental Business Employees and their beneficiaries under the Sybron Defined Benefit Pension Plan for Selected Non-U.S. Employees, and (ii) Sybron shall cause the accrued benefits of such Dental Business Employees and their beneficiaries under the Sybron Defined Benefit Pension Plan and the assets attributable thereto that are held in its related contract, trust, insurance policy, or other funding vehicle as of such date to be transferred to the SDS Transnational Retirement Scheme and its related contract, trust, insurance policy or other funding vehicle, and SDS shall cause such transferred accrued benefits and assets to be accepted by the SDS Transnational Retirement Scheme and its related contract, trust, insurance policy or other funding vehicle.

                                  ARTICLE VIII

                                  WELFARE PLANS

         8.1. Establishment of Certain SDS Welfare Plans and Trusts Required.

                  (a) Certain SDS Welfare Plans. Effective as of the Effective Date or such later date upon which Sybron and SDS mutually agree, SDS or the Dental Business Subsidiaries shall establish, for the benefit of eligible Dental Business Employees and their dependents or beneficiaries, the following SDS Welfare Plans: the SDS Accident and Sickness Plan, the SDS Accidental Death & Dismemberment Plan, the SDS Cafeteria Plan, the SDS Dental Health Care Plan, the SDS Group Life Insurance Plan, and the SDS Long Term Disability Plan and its related SDS VEBA Trust. For purposes of the preceding sentence, the term "eligible Dental Business Employees," when used in connection with the SDS Long Term Disability Plan excludes any Former Dental Business Employee who, as of the Effective Date, has been determined to be eligible to receive or who is receiving long-term disability benefits under the Sybron Long Term Disability Plan; any such Former Dental Business Employee shall continue to be covered by the Sybron Long Term Disability Plan on or after the Effective Date. As of the date of its establishment, each such SDS Welfare Plan shall be identical or at least substantially similar, in all material respects, to the corresponding Sybron Welfare Plans, specifically: the Sybron Accident and Sickness Plan, the Sybron Accidental Death & Dismemberment Plan, the Sybron Cafeteria Plan, the Sybron Dental Health Care Plan, the Sybron Group Life Insurance Plan, and the Sybron Long Term Disability Plan and its related Sybron VEBA Trust. Thereafter, however, and in accordance with Section 3.1, SDS in its sole discretion shall determine the features of all such SDS Welfare Plans.

                  (b) Transfer of Certain Assets and Benefit Liabilities From the Sybron VEBA Trust. Effective as of the date established pursuant to
         Section 8.1(a), (i) the SDS Long Term Disability Plan shall assume and be solely responsible for all benefit liabilities of eligible Dental Business Employees (excluding any Former Dental Business Employee who, as of the Effective Date, has been determined to be eligible to receive or who is receiving long-term disability benefits under the Sybron Long Term Disability Plan) and their dependents or beneficiaries under the Sybron Long Term Disability Plan, and (ii) Sybron shall cause the benefit liabilities of such eligible Dental Business Employees and their dependents or beneficiaries and the assets attributable thereto as of such date to be transferred from the Sybron VEBA Trust to the SDS VEBA Trust, and SDS shall cause such transferred benefit liabilities and assets to be accepted by the SDS VEBA Trust. Sybron agrees to cause the trustee of the Sybron VEBA Trust to transfer assets to the SDS VEBA Trust equal to the ratio of the actuarially computed value of the future premium payment stream for such eligible Dental Business Employees and their dependents or beneficiaries to the total actuarially computed value of the future premium payment stream for all eligible Laboratory Business Employees, eligible Dental Business Employees and their dependents or beneficiaries under the Sybron VEBA Trust.

                  (c) Transfer of Certain Assets and Benefit Liabilities From the Sybron Cafeteria Plan. Effective as of the date established pursuant to Section 8.1(a), (i) the SDS Cafeteria Plan shall assume and be solely responsible for all benefit liabilities of eligible Dental Business Employees and their dependents or beneficiaries under the Sybron Cafeteria Plan, and (ii) Sybron shall cause the benefit liabilities of such eligible Dental Business Employees and their dependents or beneficiaries and the assets attributable thereto as of such date to be transferred from the Sybron Cafeteria Plan to the SDS Cafeteria Plan, and SDS shall cause such transferred benefit liabilities and assets to be accepted by the SDS Cafeteria Plan. The elections that eligible Dental Business Employees made under the Sybron Cafeteria Plan for the plan year of such Plan during which the date established pursuant to Section 8.1(a) occurs and which are in force with respect to that Plan on such date shall remain in force, for the remainder of such plan year, under the SDS Cafeteria Plan.

         8.2 Continuation of Certain Other SDS Welfare Plans Required. Effective as of the Effective Date, SDS or the Dental Business Subsidiaries shall continue to maintain, for the benefit of eligible Dental Business Employees and their dependents or beneficiaries, the following other SDS Welfare Plans: the SDS Dental Plan for Kerr Union, the SDS Employee Assistance Plan, and the SDS Medical Plans. Prior to the Effective Date, the Dental Business Subsidiaries maintained such Plans as the following Sybron Welfare Plans: the Sybron Dental Plan for Kerr Union, the Sybron Employee Assistance Plan, and the Sybron Medical Plans. As of the Effective Date, such other SDS Welfare Plans listed above shall be identical or at least substantially similar, in all material respects, to the corresponding Sybron Welfare Plans listed above. Thereafter, however, and in accordance with Section 3.1, SDS in its sole discretion shall determine the features of all such SDS Welfare Plans.

         8.3. Elections, Deductibles, Co-Payments and Maximum Benefits. In designing the SDS Welfare Plans, SDS shall use its reasonable best efforts to recognize and give credit for (a) all amounts applied to deductibles, out-of-pocket maximums, co-payments and other applicable benefit coverage limits with respect to which such expenses have been incurred by Dental Business Employees or their dependents or beneficiaries under the Sybron Welfare Plans for the remainder of the calendar year in which the Effective Date occurs, and
(b) all benefits paid to Dental Business Employees or their dependents or beneficiaries under the Sybron Welfare Plans for purposes of determining when such persons have reached their lifetime maximum benefits under, the SDS Welfare Plans.

         8.4. HCFA Administration. As of the Effective Date, SDS shall assume all liabilities relating to, arising out of or resulting from claims verified by Sybron or SDS under the HCFA data match reports that relate to Dental Business Employees or their dependents or beneficiaries.

         8.5. COBRA. Effective as of the Effective Date, SDS shall be solely responsible for ensuring that the administrator of each SDS Welfare Plan which is a group health plan (within the meaning of section 4980B(g)(2) of the Code and section 607(1) of ERISA) provides and gives notice of the required COBRA continuation coverage available to each Dental Business Employee who is a COBRA qualified beneficiary (within the meaning of section 4980B(g)(1) of the Code and section 607(3) of ERISA) whose COBRA qualifying event (within the meaning of section 4980B(f)(3) of the Code and section 603 of ERISA) occurred prior to, on, or after the Effective Date.

                                   ARTICLE IX

                       RESPONSIBILITY AND INDEMNIFICATION

         9.1. Sybron to Indemnify SDS. Sybron is solely responsible for any Sybron Benefit Plan which Sybron or the Dental Business Subsidiaries maintained, prior to the Effective Date, for the benefit of Laboratory Business Employees, Dental Business Employees, or any of their respective dependents or beneficiaries, other than any Sybron Benefit Plan which the Dental Business Subsidiaries maintained, prior to the Effective Date, solely for the benefit of Dental Business Employees or their dependents or beneficiaries. Sybron also is solely responsible for any Sybron Benefit Plan which Sybron maintains, on or after the Effective Date, for the benefit of Laboratory Business Employees, Former Dental Business Employees, or any of their respective dependents or beneficiaries. Consequently, Sybron, on behalf of itself and the Laboratory Business Subsidiaries, shall indemnify, hold harmless and defend SDS and the Dental Business Subsidiaries from and against any damages, claims (including, but not limited to, unfair labor practice claims), liabilities, obligations, costs of defense (including attorneys' fees), expenses, fines, levies, assessments, charges, penalties, damages, settlements or awards asserted against SDS or the Dental Business Subsidiaries associated with any Sybron Benefit Plans for which Sybron is solely responsible pursuant to this Section 9.1.

         9.2. SDS to Indemnify Sybron. SDS is solely responsible for any Sybron Benefit Plan which the Dental Business Subsidiaries maintained, prior to the Effective Date, solely for the benefit of Dental Business Employees or their dependents or beneficiaries. SDS also is solely responsible for any SDS Benefit Plan which SDS maintains, on or after the Effective Date, for the benefit of Dental Business Employees or their dependents or beneficiaries. Consequently, SDS, on behalf of itself and the Dental Business Subsidiaries, shall indemnify, hold harmless and defend Sybron and the Laboratory Business Subsidiaries from and against any damages, claims (including, but not limited to, unfair labor practice claims), liabilities, obligations, costs of defense (including attorneys' fees), expenses, fines, levies, assessments, charges, penalties, damages, settlements or awards asserted against Sybron or the Laboratory Business Subsidiaries associated with any Sybron Benefit Plan or SDS Benefit Plan for which SDS is solely liable pursuant to this Section 9.2. Without limiting the foregoing, it is specifically contemplated that SDS's indemnity shall extend to any claims made against Sybron or the Laboratory Business Subsidiaries for benefits which would have been provided by Sybron or the Laboratory Business Subsidiaries to Dental Business Employees or their dependents or beneficiaries under the Sybron Benefit Plans had the Dental Business Employees remained employees of Sybron or the Laboratory Business Subsidiaries on or after the Effective Date and which would have applied to them had they continued to be eligible to participate under the Sybron Benefit Plans, but which are not provided by SDS or the Dental Business Subsidiaries on or after the Effective Date.

         9.3. Procedures. Sybron and SDS agree generally to follow the procedures for notification of a claim for defense or indemnification and the procedures for obtaining indemnification or defense as set forth in Articles V and VI of the General Assignment, Assumption and Agreement Regarding Litigation, Claims, and Other Liabilities attached as Exhibit C to the Contribution Agreement (the "Assignment Agreement").

                                    ARTICLE X

                             ADMINISTRATIVE MATTERS

         10.1. Reporting and Disclosure Communications to Participants. While SDS is a Participating Employer in the Sybron Benefit Plans, SDS shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all Sybron Benefit Plan-related communications and materials to Dental Business Employees, including (without limitation) summary plan descriptions and related summaries of material modification(s), summary annual reports, investment information, prospectuses, notices and enrollment material for the Sybron Benefit Plans. SDS shall reimburse Sybron for any and all actual costs and expenses relating to the copies of all such documents provided to SDS, except to the extent such costs are otherwise addressed in this Agreement or pursuant to another agreement between the parties. SDS shall assist, and SDS shall cause each other applicable member of the SDS Group to assist, Sybron in complying with all reporting and disclosure requirements of ERISA and the Code, including the preparation of Form Series 5500 annual reports for the Sybron Benefit Plans, where applicable.

         10.2. Audits Regarding Vendor Contracts. From the period beginning as of the Effective Date and ending on such date as Sybron and SDS may mutually agree, Sybron and SDS and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the Sybron Welfare Plans and the SDS Welfare Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, canceled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendors' internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. Sybron and SDS shall agree on the performance standards, audit methodology, auditing policy and quality measures, reporting requirements, and the manner in which costs incurred in connection with such audits will be shared.

         10.3. Employee Identification Numbers. Until the Effective Date, Sybron and SDS shall not change any employee identification numbers assigned by Sybron. Sybron and SDS mutually agree to establish a policy pursuant to which employee identification numbers assigned to either employees of Sybron or SDS shall not be duplicated between Sybron and SDS.

         10.4. Beneficiary Designations. All life insurance beneficiary designations made by Dental Business Employees for any of the Sybron Benefit Plans shall be transferred to and shall continue to be in full force and effect under the corresponding SDS Benefit Plans until they are replaced or revoked by the Dental Benefit Employees who made them; provided, however, that any such SDS Benefit Plan may provide otherwise. All beneficiary designations made by Dental Business Employees under the Sybron Pension Plans shall continue to be in full force and effect under such Plans until they are replaced or revoked by the Dental Business Employees who made them. Dental Business Employees shall designate beneficiaries pursuant to the terms of any SDS Pension Plans, and such beneficiary designations, once made, shall supersede all beneficiary designations previously made by Dental Business Employees under the corresponding Sybron Pension Plans, but only to the extent and as of the later of the date that SDS has either assumed, established, or continued sponsoring such Plans and, if applicable, the date that the Dental Business Employees' accounts and/or accrued benefits under the applicable Sybron Pension Plans have been transferred to the corresponding SDS Pension Plans pursuant to this Agreement. If a Dental Business Employee fails to designate a beneficiary under any SDS Pension Plan, his account or accrued benefit under such Plan shall be payable pursuant to the automatic beneficiary rules thereunder.

         10.5. Requests for IRS and DOL Opinions. Sybron and SDS shall make such applications to regulatory agencies, including the IRS and DOL, as may be necessary or appropriate. SDS and Sybron shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which Sybron and/or SDS elects to seek a determination letter or private letter ruling from the IRS or an advisory opinion from the DOL. SDS shall reimburse Sybron for all out-of-pocket costs and expenses incurred by Sybron in connection with any such applications made on behalf of SDS.

         10.6. Fiduciary Matters. Sybron and SDS each acknowledge that actions contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party's good faith determination that to do so would violate such a fiduciary duty or standard.

         10.7. Consent of Third Parties. If any provision of this Agreement is dependent upon the consent of any third party (such as a vendor) and such consent is withheld, Sybron and SDS shall use their commercially reasonable best efforts to implement the applicable provisions of this Agreement. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Sybron and SDS shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

         10.8. Tax Cooperation. In connection with the interpretation and administration of this Agreement, Sybron and SDS shall take into account the agreements and policies established pursuant to the Contribution Agreement and the parties' intent to qualify the Distribution as a tax-free reorganization under the Code.

                                   ARTICLE XI

                           EMPLOYMENT-RELATED MATTERS

         11.1. Terms of SDS Employment. Except as otherwise provided in this Agreement, on and after the Effective Date, SDS shall have sole responsibility for determining all basic terms and conditions of employment for Dental Business Employees including, without limitation, their pay and benefits in the aggregate. Nothing in this Agreement or the Contribution Agreement or any other agreement between the parties should be construed to change the at-will status of any of the employees of the Sybron Group or the SDS Group.

         11.2. Confidentiality and Proprietary Information. No provision of this Agreement or the Contribution Agreement or any ancillary agreement shall be deemed to release any individual for any violation of the Sybron or SDS agreement or policy pertaining to confidential or proprietary information of any member of the Sybron Group or SDS Group, as the case may be, or otherwise relieve any individual of his or her obligations under such agreement or policy.

         11.3. Personnel and Pay Records. For the period beginning on the Effective Date and ending on such date as Sybron and SDS may mutually agree, Sybron shall make reasonably available to SDS, subject to applicable laws on confidentiality and data protection, all current and historic forms, documents or information, no matter in what format stored, relating to pre-Effective Date personnel, medical records, and payroll information for Dental Business Employees. Such forms, documents or information may include, but is not limited to: (a) information regarding a Dental Business Employee's ranking or promotions; (b) the existence and nature of garnishment orders or other judicial or administrative actions or orders affecting an employee's or service provider's compensation; and (c) performance evaluations. SDS shall fully reimburse Sybron for all out-of-pocket costs and expenses incurred by Sybron in connection with such availability and access.

         11.4. Non-Termination of Employment; No Third-Party Beneficiaries. No provision of this Agreement or the Contribution Agreement or any other agreement between the parties shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Dental Business Employee or other future, present or former employee of Sybron or SDS under any Sybron Benefit Plan, SDS Benefit Plan or otherwise. Without limiting the generality of the foregoing, except as provided in this Agreement, neither the Distribution nor the termination of the Participating Employer status of SDS or any member of the SDS Group under the Sybron Benefit Plans shall cause any employee to be deemed to have incurred a termination of employment.

                                   ARTICLE XII

                               DISPUTE RESOLUTION

         12.1. Attempt to Settle. In an effort to resolve informally and amicably any claim or controversy arising out of or related to the interpretation or performance of this Agreement without resorting to litigation, a party shall first notify the other of any difference or dispute under this Agreement that requires resolution. Sybron and SDS each shall designate an employee to investigate, discuss and seek to settle the matter between them. If the two are unable to settle the matter within 30 days after notification (or such longer period as may be agreed to expressly by the parties), the matter shall be submitted to a senior officer of Sybron and SDS, respectively, for consideration.

         12.2. Alternative Dispute Resolution: Litigation. If a settlement cannot be reached through the efforts of the senior officers within an additional 30 days, or such longer time period as they shall agree upon, the parties shall consider mediation, arbitration or other alternative means to resolve the dispute. If they are unable to agree on an alternative dispute resolution mechanism, either party may initiate legal proceedings to resolve the matter.

                                  ARTICLE XIII

                                     NOTICES

         13.1. General. All notices and communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if actually delivered, or if mailed by first class mail, postage prepaid, or by air express service, with charges prepaid and addressed as follows:

               If to Sybron:             Sybron International Corporation
                                         411 East Wisconsin Avenue
                                         Milwaukee, Wisconsin 53202
                                         Attention:  General Counsel

               If to SDS:                Sybron Dental Specialties, Inc.
                                         1717 West Collins Avenue
                                         Orange, California 92867
                                         Attention:  General Counsel


         13.2. Change in Address. Either party may, by written notice so delivered to the other, change the address to which future delivery shall be made.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         14.1. Effect If Distribution Does Not Occur. If the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Effective Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by Sybron and SDS.

         14.2. Entire Agreement. This Agreement and the other Contribution Documents constitute the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to their subject matter; provided, however, that the specific provisions of any other agreement between the parties executed and delivered by the parties in connection with the closing under the Contribution Agreement shall not be superseded by this Agreement and to the extent any such other agreement is in conflict herewith, such specific agreement shall control.

         14.3. Assignment. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party; except that this Agreement may be assigned to a parent or subsidiary of a party, or to a third party acquiring substantially all of the assets of a party, without such prior written consent to such an assignment, provided that any such third party expressly assumes, and agrees to be bound by the terms of, this Agreement.

         14.4. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties and is not intended to confer upon any person except the parties any rights or remedies hereunder. There are no third party beneficiaries to this Agreement.

         14.5. Written Amendment and Waiver. This Agreement may not be altered or amended nor any rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with the amendment or waiver.

         14.6. Limited Amendment or Waiver. No waiver of any term, provision or condition of this Agreement or failure to exercise any right, power or remedy or failure to enforce any provision of this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition or enforcement right of this Agreement or deemed to be an impairment of any right, power or remedy or acquiescence to any breach.

         14.7. Reformation and Severability. If any provision of this Agreement shall be held to be invalid, unenforceable or illegal in any jurisdiction under any circumstances for any reason, (a) that provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal and preserve the original intent of the parties, or (b) if that provision cannot be so reformed, it shall be severed from this Agreement. The holding shall not affect or impair the validity, enforceability or legality of the provision in any other jurisdiction or under any other circumstances. Neither the holding nor the reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement to the extent that the other provision is not itself actually in conflict with any applicable law.

         14.8. Jurisdiction. This Agreement shall be governed and construed and enforced in accordance with the internal laws of the State of Wisconsin (without regard to conflict of law principles) as to all matters including, without limitation, matters of validity, construction, effect, performance and remedies.

         14.9. Titles and Headings. All titles and headings have been inserted solely for the convenience of the parties and are not intended to be a part of this Agreement or to affect its meaning or interpretation.

         14.10. Gender and Number. When the context requires, masculine, feminine and neuter genders shall be used interchangeably, and the singular shall be deemed to include the plural and vice versa.

         14.11. Counterparts. This Agreement, and any other agreement to be executed in connection herewith, may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.12. Effectiveness. This Agreement shall become effective at the Effective Date and may be terminated by Sybron at any time prior thereto without any liability on either party's part.

         IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the date first above written by their duly authorized officers.

                               SYBRON INTERNATIONAL CORPORATION

                               By: /s/ KENNETH F. YONTZ
                                   --------------------------------------------
                                   Name:  Kenneth F. Yontz
                                   Title: President and Chief Executive Officer


                               SYBRON DENTAL SPECIALTIES, INC.


                               By: /s/ FLOYD W. PICKRELL, JR.
                                   ---------------------------------------------
                                   Name:  Floyd W. Pickrell, Jr.
                                   Title: President and Chief Executive Officer

                                   SCHEDULE 1

                              SYBRON BENEFIT PLANS

I.  Sybron Pension Plans

         A.   Qualified Savings and Thrift Plans.

                  1. Sybron International Corporation Savings and Thrift Plan for Salaried Employees; and
                  2. Sybron International Corporation Savings and Thrift Plan for Hourly Employees.

         B.   Qualified Defined Benefit Pension Plans.

                  1.  Sybron Retirement Security Plan; and
                  2. Retirement Plan of Kerr Corporation for its Employees Represented for Collective Bargaining by International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW) and Its West Side Local 174, UAW.

         C.   Non-Qualified Pension Plans.

                  1. Sybron Corporation Unfunded Salaried Pension Plan and the Trust Under the Sybron Corporation Unfunded Salaried Pension Plan; and
                  2. Sybron Corporation Deferred Compensation Plan and the Trust Under the Sybron Corporation Deferred
                      Compensation Plan.

         D.   Foreign Pension Plans.

                  1.  Pension Plan for Employees of Sybron Canada Limited;
                  2. Defined Benefit Pension Plan for Selected Non-US Employees (also known as the "TCN" Plan); and
                  3.  Sybron Transnational Retirement Scheme.

II.  Sybron Welfare Plans

         A.   Plans Covering, Among Others, Eligible Dental Business Employees.

                  1. Sybron Plan for Dental Health Care (self-insured; third-party administrator is BlueCross BlueShield, Rochester, NY);
                  2.  Sybron Cafeteria Plan;
                  3. Sybron Long Term Disability Plan (UNUM Policy Numbers 501897 and 102973) and Sybron Corporation Employee Benefits Trust;
                  4. Sybron Accident and Sickness Plan (UNUM Policy Number 501897, NYDBL Policy Number 455827, and NJTDB Policy Number 391682);
                  5. Sybron Group Life Insurance Plan (UNUM Policy Number 501897); and
                  6. Sybron Accidental Death & Dismemberment Plan (UNUM Policy Numbers GRS 14072 and GBR 14073).


                                      1-1

         B.  Plans Covering Dental Business Employees Only.
                  1.  BlueCross of California Medical Plans, Active Employees:
                           a.  California Care HMO, 57P10A, California;
                           b.  Prudent Buyer PPO, 1249FA, California;
                           c.  Blue Card Plus Traditional, 1249FL;
                           d.  Blue Card PPO, 1249FR, 1249FT:
                           e. Blue Card EPO, 1323XA-K, Wisconsin, Washington, Massachusetts, Connecticut, and Michigan; and
                           f.  Fee-For-Service for International Employees,
                               1249FC.
                  2.  BlueCross of California Retiree Medical Plans:
                           a.  California Care HMO, 57P10C, 57P10D;
                           b.  Blue Card PPO, Under 65, 1249FV'
                           c.  Blue Card Plus Traditional:
                                    i.  Grandfather Plan, Under 65, 1249FN;
                                    ii. Core Plan, Under 65, 1249FP;
                                    iii.High Option Plan, Under 65, 1249FQ.
                           d.  Fee-For-Service:
                                    i.  Retirees Over 65, frozen out of
                                        grandfather/core/high options, 1249FG;
                                    ii. Grandfather Plan, Over 65, 1249FH;
                                    iii.Core Plan, Over 65, 1249FJ;
                                    iv. High Option, Over 65, 1249FK.
                  3.  CHIP Medical Plan for Metrex, Colorado,
                      Group # METREXR02718;
                  4. HAP Medical Plan for Kerr Union Active and Retired, Michigan, Group Numbers 001590091,
                      001590054, and 001590067;
                  5.  MEDICA, Group Number 20385, Medical for Pinnacle,
                      Minnesota;
                  6.  BlueCare Network HMO Medical Plan for Kerr Union:
                           a.  Active, Number 15503001; and
                           b.  Retired:
                                    i.  Under 65, Number 15503999; and
                                    ii. Over 65, Number 15503901;
                  7. Express Script Prescription Plan for Retirees, Tax Identification Number 43-1420563;
                  8.  Midwestern Dental Plan for Kerr Union, Group 6267,
                      Plan 006;
                  9.  Vision Service Plan, Group Number 00105129; and
                  10. Employee Assistance Plan, The Wellness Group,
                      Southfield, Michigan.


                                      1-2

                                   SCHEDULE 2

                                SDS BENEFIT PLANS

I.  SDS Pension Plans

         A.   Qualified Savings and Thrift Plans.
                  1. Sybron Dental Specialties, Inc. Savings and Thrift Plan for Salaried Employees;1 and
                  2. Sybron Dental Specialties, Inc. Savings and Thrift Plan for Hourly Employees.1

         B.   Qualified Defined Benefit Pension Plans.
                  1.  Sybron Dental Specialties, Inc. Retirement
                      Security Plan;1 and
                  2. Retirement Plan of Kerr Corporation for its Employees Represented for Collective Bargaining by
                      International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW) and Its West Side Local 174, UAW.2

         C.   Non-Qualified Pension Plans.
                  1. Sybron Dental Specialties, Inc. Unfunded Salaried Pension Plan and the Trust Under the Sybron Dental Specialties, Inc. Unfunded Salaried Pension Plan.1

         D.   Foreign Pension Plans.
                  1.  Pension Plan for Employees of Sybron Canada Limited;2 and
                  2.  Sybron Transnational Retirement Scheme.2

II.  SDS Welfare Plans
                  1.  Sybron Dental Specialties, Inc. Plan for Dental
                      Health Care ;1
                  2.  Sybron Dental Specialties, Inc. Cafeteria Plan;1
                  3. Sybron Dental Specialties, Inc. Long Term Disability Plan and Sybron Dental Specialties, Inc. Employee Benefits Trust;1
                  4.  Sybron Dental Specialties, Inc. Accident and
                      Sickness Plan;1
                  5.  Sybron Dental Specialties, Inc. Group Life
                      Insurance Plan;1
                  6. Sybron Dental Specialties, Inc. Accidental Death & Dismemberment Plan;1
                  7.  BlueCross of California Medical Plans, Active Employees;2
                           a.  California Care HMO, 57P10A, California;2
                           b.  Prudent Buyer PPO, 1249FA, California;2
                           c.  Blue Card Plus Traditional, 1249FL;2
                           d.  Blue Card PPO, 1249FR, 1249FT;2
                           e. Blue Card EPO, 1323XA-K, Wisconsin, Washington, Massachusetts, Connecticut, and Michigan;2 and
                           f.  Fee-For-Service for International
                               Employees, 1249FC.2


----------
1    Established pursuant to Employee Benefits Agreement.
2    Continued to be maintained pursuant to Employee Benefits Agreement.



                                      2-1

                  8.  BlueCross of California Retiree Medical Plans;2
                           a.  California Care HMO, 57P10C, 57P10D; 2
                           b.  Blue Card PPO, Under 65, 1249FV;2
                           c.  Blue Card Plus Traditional:2
                                    i.  Grandfather Plan, Under 65, 1249FN;2
                                    ii. Core Plan, Under 65, 1249FP;2
                                    iii.High Option Plan, Under 65, 1249FQ.2
                           d.  Fee-For-Service:2
                                    i.  Retirees Over 65, frozen out of
                                        grandfather/core/high options, 1249FG;2
                                    ii. Grandfather Plan, Over 65, 1249FH;2
                                    iii.Core Plan, Over 65, 1249FJ;2
                                    iv. High Option, Over 65, 1249FK.2
                  9.  CHIP Medical Plan for Metrex, Colorado,
                      Group # METREXR02718;2
                  10. HAP Medical Plan for Kerr Union Active and Retired,
                      Michigan, Group Numbers 001590091, 001590054, and 001590067;2
                  11. MEDICA, Group Number 20385, Medical for Pinnacle,
                      Minnesota;2
                  12. BlueCare Network HMO Medical Plan for Kerr Union;2
                           a.  Active, Number 15503001;2 and
                           b.  Retired:2
                                    i.  Under 65, Number 15503999;2 and
                                    ii. Over 65, Number 15503901;2
                  13. Express Script Prescription Plan for Retirees, Tax
                      Identification Number 43-1420563;2
                  14. Midwestern Dental Plan for Kerr Union, Group 6267,
                      Plan 006;2
                  15. Vision Service Plan, Group Number 00105129;2 and
                  16. Employee Assistance Plan, The Wellness Group,
                      Southfield, Michigan.2



                                      2-2

                                   SCHEDULE 3

           Transfer of Assets from the Sybron Retirement Security Plan to the SDS Retirement Security Plan



         The Sybron Retirement Security Plan covers participants other than the Active Dental Business Employees. As a result, the transfer of assets from the trust related to the Sybron Retirement Security Plan to the trust related to the SDS Retirement Security Plan shall be made in accordance with the rules for the spin-off of liabilities from an ongoing pension plan under section 414(l) of the Code. Using Pension Benefit Guaranty Corporation (PBGC) plan termination assumptions (which will satisfy both section 414(l) of the Code and the PBGC), the Sybron Retirement Security Plan will be underfunded as of the Effective Date. The procedure for the transfer of assets from the trust related to the Sybron Retirement Security Plan to the trust related to the SDS Retirement Security Plan shall be as follows:

                  1. The value of the assets and liabilities as of the Effective Date shall be determined for the Sybron Retirement Security Plan. Liabilities shall be calculated separately for all participants under the Sybron Retirement Security Plan and for those participants under such Plan who are Active Dental Business Employees. Liabilities for accrued benefits shall be allocated to the PBGC's priority categories under section 4044 of ERISA, with proper reflection of applicable provisions of the Sybron Retirement Security Plan, as if such Plan had terminated on the Effective Date.

                  2. Assets shall be allocated to those participants under the Sybron Retirement Security Plan who are Active Dental Business Employees to fully cover the amount of liability in each successive priority category under section 4044 of ERISA (starting with category
         1) until the priority category is reached in which previously unallocated assets do not fully cover all liabilities for all participants under the Sybron Retirement Security Plan. For that priority category, assets for the liabilities of all participants under the Sybron Retirement Security Plan who are Active Dental Business Employees will be allocated in the same ratio as the remaining assets are able to fund the liabilities in that priority category for all participants under such Plan.

                  3. As soon as practicable after the Effective Date and provided the PBGC does not raise objections during the notice period, assets of the Sybron Retirement Security Plan shall be transferred from the trust related to such Plan to the trust related to the SDS Retirement Security Plan for the accrued benefits of all participants under the Sybron Retirement Security Plan who are Active Dental Business Employees to the extent funded (as described in subsection 2., above). The amount of assets to be transferred to the trust related to the SDS Retirement Security Plan shall be adjusted by a pro rata share of Sybron Retirement Security Plan earnings, appreciation and depreciation for the period of time between the Effective Date and the date on which the assets actually are transferred, taking into account any payments made to participants during that period.


                                      3-1